UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

(d)           On May 14, 2018, the Board of Directors (the “Board”) of Take-Two Interactive Software, Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee of the Board, voted to increase the number of directors constituting the whole Board from six to seven directors and appoint Paul Viera to serve as a member of the Board, filling the vacancy on the Board resulting from such increase, with the increase in Board size and appointment to take effect on May 18, 2018. Mr. Viera will stand for election by a vote of the stockholders at the Company’s 2018 annual meeting of stockholders.

The Board has determined that Mr. Viera meets the independence requirements of the Securities and Exchange Commission and the NASDAQ Stock Market Rules and that he qualifies as an audit committee financial expert.  The Board also appointed Mr. Viera to the Audit Committee of the Board effective May 18, 2018.  Mr. Viera is not a party to, and does not have any direct or indirect material interest in, any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Viera is the founder and chief executive officer of Earnest Partners, a global investment firm responsible for overseeing over $20 billion for municipalities, states, corporations, endowments, and universities.  Prior to founding Earnest Partners in 1998, Mr. Viera was a Vice President at Bankers Trust in both New York and London and later joined Invesco, where he became a global partner and senior member of its investment team.

Mr. Viera serves as a Trustee of the Woodruff Arts Center in Atlanta, Georgia and as a member of its investment committee. He is also a member of the board of managers of Direct Scripts LLC, the Board of Dean’s Advisors for Harvard Business School, the Council on Foreign Relations, the Carter Center Board of Councilors, the National Center for Human & Civil Rights, the University of Michigan School of Information External Advisory Board, the Cristo Rey Atlanta Jesuit High School Board and the Emory University Board of Visitors. Mr. Viera received a BA in Economics from the University of Michigan and an MBA from the Harvard Business School.

Mr. Viera brings to the Board of Directors proven leadership skills, vast business experience and financial acumen.

In connection with his service as a director, Mr. Viera will receive an annual retainer comprised of $60,000 cash and restricted stock with an aggregate value of $215,000 granted in four equal quarterly installments, which shares vest after one year.  In addition, he will receive $20,000 annually for his service on the Audit Committee.

Amendment of Employment Agreement

(e)               On May 17, 2018, the Company entered into a third amendment to its employment agreement with Lainie Goldstein, the Company’s Chief Financial Officer (the “Third Amendment”).  Ms. Goldstein’s employment agreement, dated May 12, 2010, as amended by the first amendment, dated October 25, 2010, and the second amendment, dated August 27, 2012, was amended to extend the term of the employment agreement for a period commencing on April 1, 2018 and continuing through March 31, 2023 to coincide with the Company’s fiscal year end.  Thereafter, the employment agreement shall be renewable automatically for successive one-year periods, unless either Ms. Goldstein or the Company gives ninety (90) days prior written notice that employment will not be renewed.  The employment agreement was previously filed by the Company on May 14, 2010 on a Current Report on Form 8-K, the first amendment to the employment agreement was previously filed by the Company on October 25, 2010 on a Current Report on Form 8-K, and the second amendment to the employment agreement was previously filed by the Company on October 31, 2012 on a Quarterly Report on Form 10-Q.

Ms. Goldstein’s employment agreement was also amended to provide that effective as of April 1, 2018 and continuing through the term of the agreement, her base salary will be $850,000.  During the term of the agreement, Ms. Goldstein’s base salary is not eligible for automatic increases, but it is subject to ongoing review by the Company and may be increased from time to time, as determined by the Company. Ms. Goldstein will also be eligible to receive an annual bonus during each fiscal year of her employment with a target bonus of 100% of her base salary and a maximum bonus of up to 200% of her base salary, based on the achievement of certain financial targets by the Company.  Ms. Goldstein will not receive an equity grant in connection with entering into the Third Amendment, but she will be eligible to continue to participate in the Company’s 2017 Stock Incentive Plan, with target annual equity grants ranging in value from $1,000,000 to $3,000,000, based on a determination by the compensation committee of the Company’s board of directors.

The Third Amendment also provides for the following severance benefits upon a termination by the Company without cause (including a non-renewal of the agreement and her resignation following certain events that will be deemed a termination without cause): (i) (w) a continuation of Ms. Goldstein’s then-current base salary for 24 months, (x) 2 times her target bonus of 100% of base salary, (y) a prorated target bonus for the year of termination (equal to 50% of target if such termination occurs during the first half of the year, and 100% of target if such termination occurs during the second half of the year), and (z) any unpaid bonuses earned in respect of the prior full fiscal year, (ii) reimbursement for the cost of continued health insurance coverage under COBRA or its equivalent for 24 months, and (iii) immediate vesting in all outstanding and unvested restricted equity then held by her.  Such severance benefits will be paid or will commence, as applicable, on the 60th day following the date of termination (with any installment payments that accrued during such 60-day period being paid in a lump sum on such 60th day).

The foregoing description of the Third Amendment is only a summary and is qualified in its entirety by reference to the full text of the Third Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

Item 9.01                                Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit	Description

99.1	Press Release dated May 18, 2018 announcing the appointment of Paul Viera to the Board of Directors of Take-Two Interactive Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Matthew K. Breitman
	Name:	Matthew K. Breitman
	Title:	Senior Vice President, Deputy General Counsel & Corporate Secretary
Date: May 18, 2018